EXHIBIT 4.1

AMENDMENT NO. 1
TO
RIGHTS AGREEMENT

          AMENDMENT NO. 1 (this “Amendment”), dated as of August 25, 2004, to the Amended and Restated Rights Agreement, dated as of September 12, 1989 and amended and restated as of July 27, 1999 and as of July 25, 2000 (the “Rights Agreement”), between Banknorth Group, Inc., a Maine corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent (the “Rights Agent”). Capitalized terms used herein without definition shall have the meanings given to them in the Rights Agreement.

          WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one Right for each Common Share of the Company outstanding at the close of business on September 25, 1989, each Right representing the right to purchase one-hundredth (subject to adjustment) of a Preferred Share, upon the terms and subject to the conditions set forth in the Rights Agreement, and has further authorized and directed the issuance of one Right with respect to each Common Share of the Company that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date;

          WHEREAS, the Rights remain issued and outstanding and the Rights Agreement remains in effect with respect thereto;

          WHEREAS, no Distribution Date or Final Expiration Date has occurred;

          WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger, to be dated on or about August 25, 2004 (the “Merger Agreement”), among the Company, The Toronto-Dominion Bank, a Canadian chartered bank (“TD”), Berlin Merger Co., a Delaware corporation and wholly owned subsidiary of TD (“Berlin Mergerco”), and Berlin Delaware, a Delaware corporation and wholly owned subsidiary of the Company (“Banknorth Delaware”), pursuant to which and subject to the terms and conditions thereof, among other things, (i) the Company will merge with and into Banknorth Delaware, with Banknorth Delaware surviving the merger (the “Migratory Merger”) and (ii) immediately following the effectiveness of the Migratory Merger, Berlin Mergerco will merge with and into Banknorth Delaware with Banknorth Delaware surviving the merger;

          WHEREAS, the Merger Agreement provides that, at or prior to the Closing, the Company, Banknorth Delaware and TD shall enter in to a Stockholders Agreement (the “Stockholders Agreement”), providing, among other things, for certain arrangements with respect to the shares of common stock of Banknorth Delaware to be beneficially owned by TD and its Affiliates following the Closing;

          WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the Stockholders Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, are in the best interests of the Company and its shareholders;

          WHEREAS, the Company desires to amend the Rights Agreement to exempt the Merger Agreement, the Stockholders Agreement, the execution thereof and the transactions contemplated thereby, from the application of the Rights Agreement;

          WHEREAS, Section 27 of the Rights Agreement provides that the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights Certificates;

          WHEREAS, in accordance with Section 20 of the Rights Agreement, the Company has certified to the Rights Agent that this Amendment is in compliance with the Rights Agreement and has directed the appropriate officers of the Company to take all appropriate steps to execute and deliver this Amendment;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Amendments to Rights Agreement.

               (a) Section 1 of the Rights Agreement is hereby amended to add the following sentence at the end of the definition of “Acquiring Person”:

               “Notwithstanding anything in this Agreement to the contrary, neither The Toronto-Dominion Bank, a Canadian chartered bank (“TD”), nor any of its Affiliates or Associates shall be deemed to be an Acquiring Person solely as a result of the approval, execution, delivery or adoption of the Merger Agreement or the Stockholders Agreement or the approval, adoption or consummation of the Mergers or any other transaction contemplated by the Merger Agreement, or the public announcement of any thereof.”

               (b) Section 1 of the Rights Agreement is hereby amended to add the following sentence at the end of the definition of “Distribution Date”:

               “Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as a result of the approval, execution, delivery or adoption of the Merger Agreement or the Stockholders Agreement or the approval, adoption or consummation of the Mergers or any other transaction contemplated by the Merger Agreement, or the public announcement of any thereof.”

               (c) Section 1 of the Rights Agreement is hereby amended to add the following sentence at the end of the definition of “Shares Acquisition Date”:

               “Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred solely as a result of the approval, execution, delivery or adoption of the Merger Agreement or the Stockholders Agreement or the approval, adoption or consummation of the Mergers or any other transaction contemplated by the Merger Agreement, or the public announcement of any thereof.”

               (d) Section 1 of the Rights Agreement is hereby amended to add the following definitions of “Merger Agreement”, “Mergers”, “Migratory Merger Effective Time” and “Stockholders Agreement” in the appropriate alphabetical order:

               “Merger Agreement” shall mean that Agreement and Plan of Merger, dated August 25, 2004, among the Company, TD, Berlin Merger Co., a Delaware corporation and a wholly owned subsidiary of TD, and Berlin Delaware Inc., a Delaware corporation and a wholly owned subsidiary of the Company, as amended from time to time.”

               “Mergers” shall have the meaning set forth in the Merger Agreement.

               “Migratory Merger Effective Time” shall have the meaning set forth in the Merger Agreement.”

               “Stockholders Agreement” means the Stockholders Agreement to be entered into among the Company, Berlin Delaware Inc. and TD in connection with the consummation of the Mergers, substantially in the form set forth in Exhibit E to the Merger Agreement, as such Stockholders Agreement may be amended from time to time.”

               (e) Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

               “Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred solely as a result of the approval, execution, delivery or adoption of the Merger Agreement or the Stockholders Agreement or the approval, adoption or consummation of the Mergers or any other transaction contemplated by the Merger Agreement, or the public announcement of any thereof.”

               (f) Section 7(a) of the Rights Agreement is hereby modified, amended and restated in its entirety:

               “Except as otherwise provided herein, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby, in whole or in part, at any time after the Distribution Date, upon surrender of the Rights Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the time immediately prior to the Migratory Merger Effective Time; (ii) the Close of Business on September 25, 2009 (the “Final Expiration Date”), (iii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”) or (iv) the time at which the Rights are exchanged as provided in Section 24 hereof.”

               (g) Section 11(a)(ii) of the Rights Agreement is hereby amended to add the following at the end thereof immediately prior to the period:

               “Notwithstanding anything in this Agreement to the contrary, no event set forth in this Section 11(a)(ii) shall be deemed to have occurred solely as a result of the approval, execution, delivery or adoption of the Merger Agreement or the Stockholders Agreement or the approval, adoption or consummation of the Mergers or any other transaction contemplated by the Merger Agreement, or the public announcement of any thereof.”

               (h) Section 13 of the Rights Agreement is hereby amended to add the following at the end thereof:

               “Notwithstanding anything in this Agreement to the contrary, no event set forth in clauses (a), (b) or (c) of this Section 13 shall be deemed to have occurred solely as a result of the approval, execution, delivery or adoption of the Merger Agreement or the Stockholders Agreement or the approval, adoption or consummation of the Mergers or any other transaction contemplated by the Merger Agreement, or the public announcement of any thereof.”

               (i) Section 24 of the Rights Agreement is hereby amended to add the following subsection at the end thereof:

               ”(e) Notwithstanding anything in this Agreement to the contrary, no exchange referred to in Section 24(a) hereof shall be authorized solely as a result of the approval, execution, delivery or adoption of the Merger Agreement or the Stockholders Agreement or the approval, adoption or consummation of the Mergers or any other transaction contemplated by the Merger Agreement, or the public announcement of any thereof.”

               (j) Section 25 of the Rights Agreement is hereby amended to add the following subsection at the end thereof:

               ”(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to give notice hereunder to any holder of a Rights Certificate solely as a result of the approval, execution, delivery or adoption of the Merger Agreement or the Stockholders Agreement or the approval, adoption or consummation of the Mergers or any other transaction contemplated by the Merger Agreement, or the public announcement of any thereof.”

          2. Interpretation. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

          3. Effectiveness. This Amendment shall be deemed to be in force and effect immediately prior to the execution and delivery of the Merger Agreement; provided that if the Merger Agreement shall be terminated in accordance with Section 8.1 thereof prior to the Effective Time (as defined therein), then this Amendment shall automatically terminate and be of no further force or effect. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Maine applicable to contracts made and to be performed entirely within such State.

          5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall together constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

Banknorth Group, Inc.

By:	/s/ Peter J. Verrill

Name: Peter J. Verrill
Title: Chief Operating Officer

AMERICAN STOCK TRANSFER AND TRUST
COMPANY, as Rights Agent

By:	/s/ Herbert J. Lemmer

Name: Herbert J. Lemmer
Title: Vice President

OFFICER’S CERTIFICATE

August 25, 2004

          Reference is made to the Amended and Restated Rights Agreement, dated as of September 12, 1989 and amended and restated as of July 27, 1999 and as of July 25, 2000 (the “Rights Agreement”), between Banknorth Group, Inc., a Maine corporation (the “Company”), and American Stock Transfer & Trust Company, as Rights Agent.

          Pursuant to Section 20 of the Rights Agreement, the undersigned officer of the Company hereby certifies that, in the opinion of the undersigned officer, the Amendment No. 1 to the Rights Agreement, dated as of the date set forth above and provided herewith to the Rights Agent, complies with Section 20 of the Rights Agreement.

          IN WITNESS WHEREOF, the undersigned has hereunto set his name in the capacity indicated.

By:	/s/ Peter J. Verrill

Name: Peter J. Verrill
Title: Chief Operating Officer